Exhibit 10.2

EXECUTION

MEMBERSHIP PLEDGE AGREEMENT

THIS MEMBERSHIP PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of December 12, 2024 is made by and between XCEL BRANDS, INC., a Delaware corporation (the “Borrower”), XCEL IP HOLDINGS, LLC, a Delaware limited liability company (“Xcel Holdings”), HALSTON HOLDING COMPANY, LLC, a Delaware limited liability company (“Halston Holdings”), H LICENSING, LLC, a Delaware limited liability company (“H Licensing”, and together with the Borrower, Xcel Holdings, Halston Holdings and H Licensing, the “Pledgors”, and each, a “Pledgor”), and FEAC AGENT, LLC (“FEAC”), as administrative agent and collateral agent (FEAC in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) from time to time party to the Loan Agreement (as defined below) and the other Secured Parties.

BACKGROUND

The Pledgors, the other Credit Parties party thereto, the Lenders party thereto and the Administrative Agent are all parties to a Loan and Security Agreement dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”).  To secure each Pledgor’s obligations under the Loan Agreement, each Pledgor as the legal and beneficial owner of the Pledged Interests (as hereinafter defined), has agreed to execute and deliver this Pledge Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and Lenders to enter into the Loan Agreement and make the Loans thereunder, each Pledgor hereby agrees with Administrative Agent as follows:

1.Defined Terms.

(a)The following terms which are defined in the Code (as defined below) are used herein as so defined:  Accounts, Chattel Paper, General Intangibles and Instruments.

(b)Capitalized terms used herein which are not defined in this Pledge Agreement shall have the meanings given to them in the Loan Agreement.

(c)The following terms shall have the following meanings:

“C Wonder”:  means C Wonder Licensing, LLC, a Delaware limited liability company.

“Code”:  means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Administrative Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Collateral”:  means, with respect to any Pledgor, all of such Pledgor’s right, title, and interest in and to the following property, wherever the same may be located, whether now owned or at any time hereafter acquired by such Pledgor (i) the Pledged Interests, (ii) all rights, privileges, authority and powers of such Pledgor relating to the Equity Interests of each Pledged Entity arising out of each applicable Operating Agreement, (iii) all Accounts arising out of the Operating Agreement in respect of the Pledged Interests, and (iv) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

“Event of Default”:  as defined in Section 8.

“Halston IP”: means H Halston IP, LLC, a Delaware limited liability company.

“IM Topco”: means IM TOPCO, LLC, a Delaware limited liability company.

“IM Topco MIPA” means that certain Membership Interest Purchase Agreement, dated as of May 27, 2022, by and among WHP, IM Brands, LLC, a Delaware limited liability company, the Borrower and IM Topco (as amended by that certain First Amendment to Membership Interest Purchase Agreement, dated as of March 2, 2023, as further amended by that certain Second Amendment to Membership Interest Purchase Agreement, dated as of November 19, 2023, as further amended by that certain Third Amendment to Membership Interest Purchase Agreement, dated as of April 12, 2024, and as further amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof).

“JR Licensing”: means JR Licensing, LLC, a Delaware limited liability company.

“Operating Agreements”:  means, collectively, (i) the Amended and Restated Operating Agreement of JR Licensing dated as of December 12, 2024, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof, (ii) the Operating Agreement of H Licensing dated as of October 8, 2014, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof, (iii) the Amended and Restated Operating Agreement of C Wonder dated as of December 12, 2024, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof; (iv) the Amended and Restated Operating Agreement of Xcel Design dated as of December 12, 2024, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof; (v) the Amended and Restated Operating Agreement of Halston IP dated as of December 12, 2024, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof; (vi) the Operating Agreement of Xcel Holdings dated as of December 12, 2024, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof; (vii) the Amended and Restated Limited Liability Company Agreement of IM Topco dated as of May 31, 2022, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement of IM Topco, dated as of April 12, 2024, and as further amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof; and (viii) the Operating Agreement of Halston Holdings dated as of December 12, 2024, as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms thereof, and “Operating Agreement” means any of them individually.

“Person”:  means an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

“Pledged Entities”:  means, collectively, Xcel Holdings, Halston Holdings, Halston IP, IM Topco, JR Licensing, H Licensing, C Wonder, and Xcel Design, and “Pledged Entity” means any of them individually.

“Pledged Interests”:  means, with respect to any Pledgor, all of the Equity Interests of the Pledged Entities owned by such Pledgor, including, without limitation, all of such Pledgor’s right, title and interest to participate in the operation or management of such Pledged Entities, if any, and all of such Pledgor’s rights to properties, assets, membership interests and distributions under the Operating Agreement of such Pledged Entities, if any, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by such Pledged Entities to such Pledgor in respect of Pledged Interests and any other Equity Interests now owned or hereafter obtained by such Pledgor in such Pledged Entities.

“Proceeds”:  means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations”:  means all of the Obligations and all of each Pledgor’s obligations under this Pledge Agreement.

“WHP”: means IMWHP, LLC, a Delaware limited liability company.

“Xcel Design”:  means Xcel Design Group, LLC, a Delaware limited liability company.

2.Pledge; Grant of Security Interest.  Notwithstanding any provision to the contrary contained in this Pledge Agreement, the Organizational Documents of such Pledgor or any agreement to which such Pledgor is a party or otherwise bound, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby transfers and assigns to Administrative Agent, for the benefit of the Secured Parties, all of the Pledged Interests owned by such Pledgor and hereby grants to Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in such Pledgor’s rights in the Collateral.

3.Delivery to Administrative Agent.

(a)Each Pledgor shall deliver to Administrative Agent (i) all certificates representing the Pledged Interests owned by such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of such Pledgor, all other certificates and instruments constituting Collateral.  Prior to delivery to Administrative Agent, all such certificates and instruments constituting Collateral shall be held in trust by each applicable Pledgor for the benefit of Administrative Agent pursuant hereto.  All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Schedule 1 attached hereto.

(b)If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to Administrative Agent, duly endorsed in a manner reasonably satisfactory to Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

(c)Each Pledgor authorizes Administrative Agent to file such UCC or other applicable financing statements as may be required or desirable as determined by Administrative Agent in its reasonable discretion in order to perfect and protect the security interest created hereby in the Collateral.

(d)Each Pledgor agrees to execute and deliver to Administrative Agent such other consents, acknowledgments, agreements, instruments and documentation as Administrative Agent may reasonably request from time to time to effectuate the conveyance, transfer, assignment and grant to Administrative Agent for the benefit of the Secured Parties of all of such Pledgor’s right, title and interest in and to the Collateral and any distributions with respect thereto.

4.Representations and Warranties.  Each Pledgor represents and warrants to Administrative Agent and Lenders that, as of the date hereof:

(a)The Pledged Interests constitute all of such Pledgor’s limited liability company interests or other beneficial interests of any kind in the Pledged Entities owned by such Pledgor and accurately reflects the ownership interest of such Pledgor in such Pledged Entities.

(b)All required equity contributions by such Pledgor to the Pledged Entities owned by such Pledgor have been made in connection with the Pledged Interests of such Pledged Entities.

(c)Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests owned by such Pledgor, free of any and all Liens or options in favor of, or claims of, any other Person, except for (i) the security interest created by this Pledge Agreement and the Loan Agreement and (ii) options in the Equity Interests of IM Topco in favor of WHP pursuant to the IM Topco MIPA.

(d)So long as done in accordance with laws affecting the offering and sale of securities and the Uniform Commercial Code in the applicable jurisdiction, the exercise by Administrative Agent of its rights and remedies hereunder will not violate any material contractual restriction or, to the best of such Pledgor’s knowledge, any law or governmental regulation, in each case, binding on or affecting such Pledgor or any of its property.

(e)No authorization, approval or action by, and no notice of filing with any Pledged Entity is required either (i) for the pledge made by such Pledgor or for the granting of the security interest by such Pledgor pursuant to this Pledge Agreement or (ii) to the best of such Pledgor’s knowledge, for the exercise by Administrative Agent of its rights and remedies hereunder (except as may be required by the Uniform Commercial Code in the applicable jurisdiction or laws affecting the offering and sale of securities).

5.Covenants.  Each Pledgor covenants and agrees with Administrative Agent that:

(a)If such Pledgor shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of such Pledged Interests, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of Administrative Agent, hold the same in trust for Administrative Agent and deliver the same forthwith to Administrative Agent in the exact form received, duly endorsed by such Pledgor to Administrative Agent, if required, together with duly executed instruments of transfer or assignments in blank, substantially in the form provided Schedule 1 attached hereto to be held by Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.  Any sums paid upon or in respect of the Pledged Interests as a dividend or other distribution or upon the liquidation or dissolution of a Pledged Entity owned by such Pledgor shall be paid over to Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to such Pledged Interests pursuant to any recapitalization, reclassification or reorganization of any Pledged Entity, the property so distributed shall be delivered to Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  If any sums of money or property so paid or distributed in respect of the Pledged Interests owned by such Pledgor shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to Administrative Agent, hold such money or property in trust for Administrative Agent and the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

(b)Such Pledgor will not (1) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or any portion thereof, except for grants of options and assignments of the Equity Interests of IM Topco to WHP pursuant to the IM Topco MIPA, (2) create, incur or permit to exist any security interest, encumbrance, lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for (i) the security interests created by this Pledge Agreement and the Loan Agreement and (ii) options in the Equity Interests of IM Topco in favor of WHP pursuant to the IM Topco MIPA or (3) after the date hereof, enter into any agreement or undertaking restricting the right or ability of Pledgor to sell, assign or transfer any of the Collateral.

(c)Such Pledgor shall warrant and defend title to and ownership of the Collateral at such Pledgor’s own expense against the claims and demands of all other parties claiming an interest therein, shall maintain the security interest created by this Pledge Agreement as a first priority security interest and shall defend such security interest against claims and demands of all Persons whomsoever, except for options in the Equity Interests of IM Topco in favor of WHP pursuant to the IM Topco MIPA.  At any time and from time to time, upon the written request of Administrative Agent, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions at his expense as Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

(d)Such Pledgor shall not amend the Operating Agreement in a manner that is in the good faith determination of such Pledgor is adverse to the Agents or the Lenders.

6.Voting Rights.  Unless an Event of Default shall have occurred and be continuing, each Pledgor shall be permitted to exercise all voting and company rights with respect to the Pledged Interests owned by such Pledgor; provided, however, that no vote shall be cast or company right exercised or other action taken which, in Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Documents.

7.Rights of Administrative Agent.  If an Event of Default shall occur and be continuing, at Administrative Agent’s option, (1) Administrative Agent shall have the right to receive any and all cash dividends or other distributions paid in respect of the Pledged Interests and to make application thereof as provided in Section 9(a), and (2) the Pledged Interests shall be registered in the name of Administrative Agent or its nominee, and Administrative Agent or its nominee may thereafter exercise (A) all voting and other rights pertaining to the Pledged Interests at any meeting of owners of a Pledged Entity or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the company structure of a Pledged Entity, or upon the exercise by any Pledgor or Administrative Agent of any right, privilege or option pertaining to the Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Administrative Agent may determine), all without liability except to account for property actually received by it, but Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

8.Events of Default:  An Event of Default under the Loan Agreement shall constitute an Event of Default hereunder.

9.Remedies.

(a)If an Event of Default shall have occurred and be continuing, at any time at Administrative Agent’s election, Administrative Agent may apply all or any part of Proceeds held by Administrative Agent for the benefit of Secured Parties in payment of the Secured Obligations in accordance with the terms of the Loan Agreement.

(b)If an Event of Default shall have occurred and be continuing, Administrative Agent may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, Administrative Agent, without resort to any other collateral or remedy under any Loan Document or demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (including without limitation any Pledged Entity) (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.  Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in accordance with Section 4.4(c) of the Loan Agreement.  To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against Administrative Agent arising out of the exercise by it of any rights hereunder except for any claim, damage or demand arising from the gross negligence or willful misconduct of Administrative Agent.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given in writing at least ten (10) days before such sale or other disposition.  Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Administrative Agent to collect such deficiency.

10.Irrevocable Authorization and Instruction to Credit Parties.  Each Pledgor hereby authorizes and instructs each applicable Pledged Entity to comply with any instruction received by such Pledgor from Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that Pledged Entities shall be fully protected in so complying.

11.Appointment as Attorney-in-Fact.

(a)Without limiting the rights of the Administrative Agent set forth elsewhere in this Pledge Agreement or the other Loan Documents, each Pledgor hereby irrevocably grants, constitutes and appoints the Administrative Agent as its proxy and attorney‐in‐fact for such Pledgor with respect to the Pledged Interests (or other Collateral, as may be applicable) owned by such Pledgor with the right, upon the occurrence of an Event of Default, with full power of substitution, to take any or all of the following actions: (i) vote all or any part of such Pledged Interests (or other Collateral, as may be applicable), (ii) transfer, record or register on the books, records, stock ledger or otherwise of the relevant issuer in its name or in the name of its nominee the whole or any part of such Pledged Interests (or other Collateral, as may be applicable), and ensure that the books, records, stock ledger or otherwise expressly empower the Administrative Agent to vote such Pledged Interests (or other Collateral, as may be applicable), (iii) receive and collect any dividend or other payment or distribution in respect of, or in exchange for, such Pledged Interests (or any other Collateral, as may be applicable) or any portion thereof, to give full discharge for the same and to indorse any instrument made payable to such Pledgor for same, (iv)

exercise all other rights, powers, privileges, and remedies (including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of such Pledgor as a member, shareholder, partner or other owner of such Pledged Interests (or any other Collateral, as may be applicable)) to which a holder of such Pledged Interests (or any other Collateral, as may be applicable) would be entitled (including, with respect to such Pledged Interests (or any other Collateral, as may be applicable), giving or withholding written consents of members, calling special meetings of members, and voting at such meetings), and (v) take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement. The appointment of the Administrative Agent as proxy and attorney‐in‐fact granted hereby shall be (1) effective automatically upon the occurrence of an Event of Default without the necessity that any action (including, without limitation, that any transfer or registration of any of the Pledged Interests (or any other Collateral, as may be applicable) be recorded on the books, records or stock ledger of the relevant issuer or that any of the Pledged Interests (or any other Collateral, as may be applicable) be registered in the name of the Administrative Agent or otherwise), (2) coupled with an interest and (3) valid and IRREVOCABLE until this Pledge Agreement is terminated in accordance with Section 13.10(b)(iii) of the Loan Agreement. Such appointment of the Administrative Agent as proxy and attorney‐in‐fact shall be valid and irrevocable as provided herein notwithstanding any limitations to the contrary set forth in the articles of organization, limited liability company agreements, partnership agreement or other Organizational Documents of any Pledgor or any Pledged Entity. In order to further effect the foregoing grant of rights in favor of the Administrative Agent, Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to present to any issuer of Pledged Interests (or any other Collateral, as may be applicable) an irrevocable proxy, registration page, and/or stock ledger.

(b)All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

12.Duty of Administrative Agent.  Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Administrative Agent deals with similar securities and property for its own account.  Neither Administrative Agent nor any of its directors, officers, employees or agent shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

13.Financing Statements.  Each Pledgor authorizes Administrative Agent to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as Administrative Agent reasonably determines necessary or desirable to perfect the security interests of Administrative Agent under this Pledge Agreement.

14.Indemnification. Each Pledgor hereby agrees to indemnify, defend and hold Administrative Agent and its successors and assigns, harmless from and against any and all actual damages (and not special, consequential, exemplary or punitive damages), losses, claims, costs or expenses (including reasonable attorneys’ fees) and any other liabilities whatsoever that Administrative Agent or its successors or assigns may incur by reason of this Pledge Agreement or by reason of any assignment of such Pledgor’s right, title and interest in and to any or all of the Collateral, except for damages, losses, claims, costs or expenses (including reasonable attorneys’ fees) or other liabilities to the extent arising out the gross negligence or willful misconduct of Administrative Agent.

15.Consent and Waiver.  Each Pledgor agrees that, without the prior written consent of Administrative Agent, such Pledgor shall not take any action that would operate to dilute the interest of such Pledgor in a Pledged Entity (other than assignments of the Equity Interests of IM Topco to WHP pursuant to the IM Topco MIPA).  Each Pledgor further hereby expressly waives any and all rights under any Operating Agreement of a Pledged Entity in which such Pledgor owns Pledged Interests which, whether exercised by such Pledgor or not, would prevent, inhibit or interfere with the granting of a security interest in the Collateral, the foreclosure of such security interest in the Collateral by Administrative Agent or the full realization by Administrative Agent of any of its other rights under this Pledge Agreement.  Each Pledgor agrees that any assignee of the Pledged Interests shall not be liable for the obligations and liabilities of such Pledgor with respect to any Pledged Entity owned by such Pledgor arising before such assignee’s admission to such Pledged Entity, except to the extent required by law.

16.Notices.  All notices, requests and demands and other communications hereunder, shall be in writing and shall be deemed to have been sufficiently given when received (whether by delivery or deposit in the mail), addressed as follows:

if to any Pledgor:	XCEL BRANDS, INC. 1333 Broadway, 10th Floor New York, New York 10018 Attention: James Haran Telephone No.: (347) 532-5891 Facsimile No.: (347) 436-9178
with copies to:	Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Robert Mittman, Esq. Facsimile No.: (917) 332-3711
and, if to Administrative Agent, as follows:	FEAC Agent, LLC, as Administrative Agent. 500 Boylston Street, Suite 1200 Boston, Massachusetts 02116 Attention: Lisa Galeota Telephone No.: (617) 790-6017 Facsimile No.: (212) 782-2345

With copies to:	Choate, Hall & Stewart LLP Two International Place Boston, MA 02110 ksimard@choate.com Attn: Kevin Simard Telephone No.: (617) 248-4086 Facsimile No.: (617) 502-4086

Either party may change the persons to whom notices are to be sent or any such person’s address to other locations by notice to the other party, provided, however, that in no event shall more than two copies of any notice be required to be sent.

17.Severability.  Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.Amendments in Writing; No Waiver; Cumulative Remedies.

(a)None of the terms or provisions of this Pledge Agreement may be waived, amended, restated, supplemented or otherwise modified except by a written instrument executed by each Pledgor and Administrative Agent, provided that any provision of this Pledge Agreement may be waived by Administrative Agent in a letter or agreement executed by Administrative Agent or by facsimile transmission from Administrative Agent.

(b)Administrative Agent shall not by any act (except by a written instrument pursuant to Section 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising on the part of Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Administrative Agent would otherwise have on any future occasion.

(c)The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

19.Section Headings.  The section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

20.Successors and Assigns.  This Pledge Agreement shall be binding upon the heirs, administrators, successors and permitted assigns of each Pledgor and shall inure to the benefit of Administrative Agent and its successors and permitted assigns, provided that such Pledgor may not assign its rights or obligations under this Pledge Agreement and any such purported assignment shall be null and void.

21.Governing Law.  THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS RULES.

22.Submission to Jurisdiction; Waiver of Jury Trial.  EACH OF EACH PLEDGOR AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT AND EACH OF EACH PLEDGOR AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT TO BRING PROCEEDINGS WITH RESPECT TO THE COLLATERAL AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO EXERCISE RIGHTS AND REMEDIES WITH RESPECT TO THE COLLATERAL.  EACH PLEDGOR AND ADMINISTRATIVE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PLEDGE AGREEMENT OR THE RELATIONSHIPS ESTABLISHED THEREUNDER.

23.Venue.  The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in Section 22 above and hereby further irrevocable waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

24.Termination. Subject to the last sentence of this Section 24, at such time as the Secured Obligations have been paid and performed in full, all Commitments have terminated, and no Pledgor has any further obligations under or with respect to the Loan Agreement, the Collateral shall be released from the Liens created hereby in accordance with the terms and conditions of Section 11.1 and Section 11.2 of the Loan Agreement.  Notwithstanding the foregoing, each Pledgor agrees that if any payment made and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by Administrative Agent to such Pledgor or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any lien or other collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any lien or other Collateral securing the obligations of such Pledgor in respect of the amount of such payment.

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IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

XCEL BRANDS, INC.

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	Executive Vice President and Secretary

H LICENSING, LLC
XCEL IP HOLDINGS, LLC

By:	XCEL BRANDS, INC.,
Its Member

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	Executive Vice President and Secretary

HALSTON HOLDING COMPANY, LLC

By:	H LICENSING, LLC,
Its Member

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	Executive Vice President

[Signature Page to Membership Pledge Agreement]

FEAC AGENT, LLC,
as Administrative Agent

By:	First Eagle Alternative Credit, LLC
Its:	Managing Member

By:	/s/ Michelle Handy
	Name:	Michelle Handy
	Title:	Senior Managing Director

[Signature Page to Membership Pledge Agreement]

Acknowledged and Agreed:

JR LICENSING, LLC
C WONDER LICENSING, LLC
XCEL DESIGN GROUP, LLC

By:	XCEL IP HOLDINGS, LLC
Its Member

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	Executive Vice President

H HALSTONO IP, LLC

By:	HALSTON HOLDING COMPANY, LLC
Its Member

By:	/s/ Seth Burroughs
	Name:	Seth Burroughs
	Title:	Executive Vice President

[Signature Page to Membership Pledge Agreement]

SCHEDULE 1

IRREVOCABLE TRANSFER POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                                                          the following equity interest in                                , a Delaware limited liability company.

Certificate No.	No. of Units/Interests

and irrevocably appoints

its agent and attorney-in-fact to transfer all or any part of such equity interest and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for it.  The effectiveness of a transfer pursuant to this transfer power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the operating agreement of the subject limited liability company, to the extent they may from time to time exist.

Date:	XCEL BRANDS, INC.

Witness by:	By:
Name:
Title: